Exhibit 10.29

CORPORATE SUPPORT AND FUNDING AGREEMENT

(Parent Company Financial Support Commitment)

This Corporate Support and Funding Agreement (the “Agreement”) is made as of March 18, 2026 and effective as of December 31, 2025, by and between:

V-cube, Inc., a corporation organized under the laws of Japan (“V-cube”),

and

Ten Holdings, Inc., a Nevada corporation (“TEN”).

V-Cube and TEN are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, V-cube has historically been the majority shareholder and parent company of TEN and TEN has been consolidated subsidiary for V-cube;

WHEREAS, during fiscal year 2025, TEN incurred operating, advisory, capital markets, and technology-related expenses in connection with its corporate development, financing initiatives, and strategic operations;

WHEREAS, V-cube acknowledges that such expenditures supported the broader corporate strategy of V-cube and its consolidated subsidiary TEN;

WHEREAS, V-cube desires to provide financial support to TEN in connection with these corporate initiatives;

NOW, THEREFORE, in consideration of the mutual promises herein, the Parties agree as follows:

1. Corporate Support Commitment

V-cube hereby commits to provide TEN with financial support in the aggregate amount of:

Five Million Four Hundred Thousand Dollars ($5,400,000)

(the “Support Amount”).

The Support Amount represents parent-company financial support for TEN’s corporate operations, capital markets activities, and strategic initiatives during fiscal year 2025.

2. Payment Schedule

V-cube shall provide the Support Amount to TEN in the following installments:

●	March 31, 2026 – $1,100,000
●	September 30, 2026 – $1,500,000
●	December 31, 2026 – $2,800,000

All payments shall be made on or before the dates specified above.

3. Nature of Support

The Parties agree that:

●	The Support Amount constitutes financial assistance from a parent company to its subsidiary.
●	The Support Amount is intended to strengthen TEN’s balance sheet and liquidity position as consolidated subsidiary.
●	The Support Amount shall be reflected on TEN’s books in accordance with applicable U.S. GAAP.

4. No Contractual Reimbursement Structure

The Parties acknowledge that this Agreement replaces any informal understanding that the Support Amount was solely a reimbursement of vendor-specific advances.

5. Representations

Each Party represents that it has full authority to execute this Agreement and that this Agreement constitutes a valid and binding obligation.

6. Governing Law

This Agreement shall be governed by the laws of the country of Singapore.

SIGNATURES

V-CUBE, INC.

By:	/s/ Naoaki Mashita
Name:	Naoaki Mashita
Title:	Chairman & Group CEO
Date:	March 18, 2026

TEN HOLDINGS, INC.

By:	/s/ Randolph Wilson Jones III
Name:	Randolph Wilson Jones III
Title:	Chief Executive Officer
Date:	March 18, 2026